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                                                                      EXHIBIT 5


                          PITNEY, HARDIN, KIPP & SZUCH
                               MAIL P.O. BOX 1945
                       MORRISTOWN, NEW JERSEY 07962-1945


                                                                   May 16, 1997

Linens 'n Things, Inc.
6 Brighton Road
Clifton, New Jersey 07015

        We have acted as counsel to Linens 'n Things, Inc. (the "Company") in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Act") of 6,000,000 shares of Common Stock of the Company (the "Shares").

        We are familiar with the Registration Statement on Form S-1 (the "Registration Statement"), dated May 16, 1997, to be filed by the Company with the Securities and Exchange Commission in connection with the registration of the Shares.

        We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation and by-laws of the Company, as currently in effect, and relevant resolutions of the Board of Directors of the Company; and we have examined such other documents as we deemed necessary in order to express the opinion hereinafter set forth. In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies.

        Based on the foregoing, it is our opinion that when, as and if the Registration Statement shall have become effective pursuant to the provisions of the Act, and the Shares shall have been delivered by the Selling Stockholder identified in the Registration Statement and sold in accordance with the form of Underwriting Agreement which is an Exhibit thereto, the Shares will be legally issued, fully paid and non-assessable.

        The foregoing opinion is limited to the laws of the State of Delaware. We are expressing no opinion as to the effect of the laws of any other jurisdiction.

        We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                                Very truly yours,


                                                /s/ PITNEY, HARDIN, KIPP & SZUCH
                                                --------------------------------
                                                Pitney, Hardin, Kipp & Szuch